Exhibit 21
PERRIGO SUBSIDIARIES

Name of Subsidiary	State/Country of Incorporation
Chefaro Ireland Designated Activity Company	Ireland
Perrigo Corporation Designated Activity Company	Ireland
Perrigo Holdings Unlimited Company	Ireland
Perrigo International Finance Designated Activity Company	Ireland
Perrigo Company plc	Ireland
Perrigo Pharma International Designated Activity Company	Ireland
Perrigo Science One Designated Activity Company	Ireland
Habsont Unlimited Company	Ireland
Irish Biosciences Venture Capital Fund	Ireland
Perrigo Ireland 1 Designated Activity Company	Ireland
Perrigo Ireland 2 Designated Activity Company	Ireland
Perrigo Ireland 3 Designated Activity Company	Ireland
Perrigo Ireland 4 Designated Activity Company	Ireland
Perrigo Ireland 5 Designated Activity Company	Ireland
Perrigo Ireland 6 Designated Activity Company	Ireland
Perrigo Ireland 7 Designated Activity Company	Ireland
Perrigo Ireland 8 Designated Activity Company	Ireland
Perrigo Ireland Management Designated Activity Company	Ireland
Omega Pharma Ireland Designated Activity Company	Ireland
Omega Teknika Designated Activity Company	Ireland
Perrigo Science Eight Unlimited Company	Ireland
Perrigo Finance Unlimited Company	Ireland
Perrigo Ireland 9 Unlimited Company	Ireland
Perrigo Ireland 10 Unlimited Company	Ireland
Perrigo Foundation	Ireland
PMI Branded Pharmaceuticals, Inc.	Michigan
Perrigo Company	Michigan
Perrigo Company Charitable Foundation	Michigan
Perrigo Management Company	Michigan
L. Perrigo Company	Michigan
Perrigo Pharmaceuticals Company	Michigan
Perrigo International, Inc.	Michigan
Perrigo Company of South Carolina, Inc.	Michigan
Perrigo Sales Corporation	Michigan
Perrigo International Holdings, LLC	Michigan
Perrigo Research & Development Company	Michigan
Perrigo Sourcing Solutions, Inc.	Michigan
P2C, Inc.	Michigan
Sergeant's Pet Care Products, Inc.	Michigan
Athena Neurosciences, LLC	Delaware
Elan Pharmaceuticals, LLC	Delaware
Perrigo New York, Inc.	Delaware
Perrigo International Holdings II, Inc.	Delaware
Perrigo LLC	Delaware
Perrigo China Business Trustee, LLC	Delaware
Perrigo Diabetes Care, LLC	Delaware

Perrigo Mexico Investment Holdings, LLC	Delaware
Pet Logic, LLC	Delaware
PBM Holdings, LLC	Delaware
PBM Nutritionals, LLC	Delaware
PBM Products, LLC	Delaware
PBM Foods, LLC	Delaware
PBM International Holdings, LLC	Delaware
PBM Canada Holdings, LLC	Delaware
PBM Mexico Holdings, LLC	Delaware
PBM China Holdings, LLC	Delaware
Paddock Laboratories, LLC	Delaware
Velcera, Inc.	Delaware
FidoPharm, Inc.	Delaware
FidoPharmBrands, LLC	Delaware
Cobrek Pharmaceuticals, Inc.	Delaware
Perrigo Company of Tennessee	Tennessee
Perrigo Florida, Inc.	Florida
Meridian Animal Health, LLC	Nevada
LoradoChem, Inc.	Colorado
SPC Trademarks, LLC	Texas
Geiss, Destin & Dunn, Inc	Georgia
NewcoGen-Elan, LLC	Massachusetts
Arginet Investments and Property (2003) Ltd.	Israel
Pharma Clal (1983) Ltd.	Israel
Perrigo Israel Holdings Ltd	Israel
Perrigo Israel Pharmaceuticals Ltd.	Israel
Perrigo Israel Opportunities II Ltd.	Israel
Perrigo Israel Agencies Ltd	Israel
Perrigo Israel Enterprises & Investments Ltd.	Israel
Perrigo Israel Trading Limited Partnership	Israel
Wrafton Laboratories Limited	United Kingdom
Perrigo UK Acquisition Limited	United Kingdom
Perrigo Ventures Limited Partnership	United Kingdom
Perrigo UK Finco Limited Partnership	United Kingdom
Galpharm Healthcare Limited	United Kingdom
Galpharm International Limited	United Kingdom
Kiteacre Limited	United Kingdom
Perrigo Pharma Limited	United Kingdom
Rosemont Holdings Limited	United Kingdom
Rosemont Group Limited	United Kingdom
Rosemont Trustee Company Limited	United Kingdom
Acacia Biopharma Limited	United Kingdom
Rosemont Pharmaceuticals Limited	United Kingdom
Rosemont Pensions Limited	United Kingdom
Omega Pharma Limited	United Kingdom
The Learning Pharmacy Limited	United Kingdom
Perrigo de Mexico S.A. de C.V.	Mexico
Quimica y Farmacia S.A. de C.V.	Mexico
Laboratorios DIBA S.A.	Mexico
Perrigo Mexico Holdings S.A. de C.V.	Mexico

PBM Products Mexico S de R.L. de C.V.	Mexico
Servicios PBM S. de R.L. de C.V.	Mexico
Sergeant's Pet Care Products Mexico, S, DE R.L.DE C.V.	Mexico
Gelcaps Exportadora de Mexico, S.A. de C.V.	Mexico
Cinetic Laboratories Argentina SA	Argentina
Perrigo Australian Holding Company II PTY Limited	Australia
Orion Laboratories PTY Limited	Australia
Aurora Pharmaceuticals Pty Ltd	Australia
Omega Pharma Australia Pty Ltd	Australia
Rubicon Healthcare Holdings Pty Ltd	Australia
Orion Laboratories (NZ) Ltd.	New Zealand
Perrigo Laboratories India Private Limited	India
Herbs Trading GmbH	Austria
Omega Pharma Austria Healthcare GmbH	Austria
Omega Pharma GmbH	Austria
Richard Bittner AG	Austria
Elan International Services Limited	Bermuda
Perrigo International Insurance Limited	Bermuda
Perrigo Do Brasil Serviços E Participações LTDA.	Brazil
Perrigo Danmark A/S	Denmark
Perrigo Denmark Holdings K/S	Denmark
Elan Europa Finance S.á r.l.	Luxembourg
Hud SA	Luxembourg
Omega Pharma Luxembourg SarL	Luxembourg
Promedent SA	Luxembourg
Monksland Holdings B.V.	Netherlands
Perrigo Netherlands B.V.	Netherlands
Perrigo Ireland Holding Company B.V.	Netherlands
Perrigo Israel Holdings II B.V.	Netherlands
Perrigo Netherlands Finco 1 Coöperatief U.A.	Netherlands
Perrigo Netherlands Finco 2 B.V.	Netherlands
Perrigo Netherlands International Partnership C.V.	Netherlands
Bional Nederland B.V.	Netherlands
Damianus B.V.	Netherlands
Insect Repellents B.V.	Netherlands
Oce-Bio Nederland B.V.	Netherlands
Omega Pharma Holding (Nederland) B.V.	Netherlands
Omega Pharma Nederland B.V.	Netherlands
Samenwerkende Apothekers Nederland B.V.	Netherlands
Wartner Europe B.V.	Netherlands
Ymea B.V.	Netherlands
Elan Pharmaceuticals GmbH	Switzerland
Interdelta S.A.	Switzerland
JLR Pharma S.A.	Switzerland
Perrigo China Business Trust	China
Perrigo Trading (Shanghai) Co., Ltd.	China
American Business Sergeant's Pet Care Products Trade (Shanghai) Co., Ltd.	China
Zibo Xinhua - Perrigo Pharmaceutical Company Ltd.	China
Perrigo Asia Holding Company Ltd.	Mauritius
Omega Pharma Ukraine LLC	Ukraine

Belgian Cycling Company NV	Belgium
Biover NV	Belgium
Jaico R.D.P. NV	Belgium
Medgenix Benelux NV	Belgium
Oce Bio BVBA	Belgium
Omega Pharma Belgium NV	Belgium
Omega Pharma Capital NV	Belgium
Omega Pharma Innovation & Development NV	Belgium
Omega Pharma International NV	Belgium
Omega Pharma Invest NV	Belgium
Omega Pharma NV	Belgium
Omega Pharma Trading NV	Belgium
Perrigo Belgium Holding 1 NV	Belgium
Vianatura NV	Belgium
Newbridge Pharmaceuticals Ltd.	British Virgin Islands
Perrigo Bulgaria OOD	Bulgaria
Omega Alpharm Cyprus Ltd.	Cyprus
Omega Pharma AS	Czech Republic
Perrigo Suomi Oy	Finland
Bioxydiet France SAS	France
Cosmediet - Biotechnie SAS	France
Laboratoire de la Mer SAS	France
Laboratoires Omega Pharma France SAS	France
Omega Pharma SAS	France
Naturwohl Pharma GmbH	Germany
Abtei Omega Pharma GmbH	Germany
Omega Pharma Deutschland GmbH	Germany
Omega Pharma Manufacturing GmbH & Co. KG	Germany
Omega Pharma Manufacturing Verwaltungs GmbH	Germany
Paracelsia Pharma GmbH	Germany
Omega Pharma Hellas SA Health and Beauty Products	Greece
Despharma Kft.	Hungary
Omega Pharma Hungary Kft.	Hungary
Chefaro Pharma Italia SrL	Italy
Omega Pharma Baltics SIA	Latvia
Perrigo Norge AS	Norway
Omega Pharma Poland Sp.z.o.o.	Poland
Omega Pharma Portuguesa LDA	Portugal
SC Hipocrate 2000 SRL	Romania
Adriatic Distribution doo Beograd	Serbia
Omega Pharma s.r.o.	Slovakia
Adriatic BST Trgovina in Storitve D.o.o.	Slovenia
OmegaLabs (Pty) Ltd	South Africa
Omega Pharma Espana SA	Spain
Aco Hud Nordic AB	Sweden
Perrigo Sverige AB	Sweden
Omega Pharma Kişisel Bakım Ürünleri Sanayi VE Ticaret Limited Şirketi	Turkey